Exhibit 99.1

UY SCUTI ACQUISITION CORP.

INDEX TO UNAUDITED PRO FORMA FINANCIAL STATEMENT

Unaudited Pro Forma Balance Sheet as of April 1, 2025	F-2
Notes to Unaudited Pro Forma Financial Statement	F-3

UY SCUTI ACQUISITION CORP.

UNAUDITED PRO FORMA BALANCE SHEET

APRIL 1, 2025

	April 1, 2025		Pro Forma Adjustments		As Adjusted
			(Unaudited)		(Unaudited)
Assets
Current Assets
Cash and cash equivalents		$809,914	$(338,329)	(f)	$473,819
			2,234	(h)
Prepaid expenses			300,000	(f)	292,582
			(7,418)	(g)
Total Current Assets		809,914	(43,513)		766,401

Cash held in Trust Account		50,000,000	7,500,000	(a)	57,500,000
			70,900	(b)
			(68,666)	(c)
			(2,234)	(h)
Total Assets		$50,809,914	$7,456,487		$58,266,401

Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$		$(38,329)	(f)	$-
			38,329	(g)
Over-allotment liability		56,407	(56,407)	(e)	-
Due to Sponsor		62,584	(62,584)	(b)	-
Total Liabilities		118,991	(118,991)		-

Commitments and Contingencies

Ordinary shares, $0.0001 par value, 490,000,000 shares authorized, 5,000,000 shares and 5,750,000 shares subject to possible redemption, as actual and adjusted, respectively		45,315,315	6,806,963	(d)	52,122,278

Shareholders’ Equity:
Preference shares, $0.0001 par value; 10,000,000 shares authorized; nil shares issued and outstanding		-	-		-
Ordinary shares, $0.0001 par value; 490,000,000 shares authorized; 1,865,000 shares and 1,908,348 shares issued and outstanding, as actual and adjusted, respectively, (excluding 5,000,000 shares and 5,750,000 shares subject to possible redemption, as actual and adjusted, respectively)		187	75	(a)	191
			1	(b)
			3	(c)
			(75)	(d)
Additional paid-in capital		7,351,312	7,499,925	(a)	8,165,570
			133,483	(b)
			(368,666)	(c)
			299,997	(c)
			(6,806,888)	(d)
			56,407	(e)
Accumulated deficit		(1,975,891)	(45,747)	(g)	(2,021,638)
Total Shareholders’ Equity		5,375,608	768,515		6,144,123
Total Liabilities, Ordinary Shares Subject to Redemption and Shareholders’ Equity		$50,809,914	$7,456,487		$58,266,401

The accompany notes are an integral part of the unaudited pro forma financial statement.

UY SCUTI ACQUISITION CORP.
NOTES TO UNAUDITED PRO FROMA FINANCIAL STATEMENT

Note 1 — Closing of Over-allotment Option and Additional Private Placement Units, and Issuance of Additional Representative Shares

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of UY Scuti Acquisition Corp. (the “Company”) as of April 1, 2025, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on April 7 and April 9, 2025 as described below.

On April 1, 2025, the Company consummated its IPO of 5,000,000 units (“Units”). Each Unit consists of one ordinary share, $0.0001 par value per share, and one right to receive of one-fifth (1/5) of one ordinary share upon the completion of the initial Business Combination. The Units were sold at an offering price of $10.00 per Unit, generating total gross proceeds of $50,000,000.

Simultaneously with the consummation of the IPO and the sales of the Units, the Company consummated the private placement (“Private Placement”) of 227,500 units (the “Initial Private Placement Units”) to the Sponsor, at a price of $10.00 per Initial Private Placement Unit, generating total proceeds of $2,275,000. The Company also issued to Maxim Group LLC, the representative of the underwriter, 200,000 ordinary shares (the “Representative Shares”) on the closing of the IPO.

The Company granted the underwriters a 45-day option to purchase up to an additional 750,000 Units at the IPO price to cover over-allotments (the “Option Units”), if any. On April 7, 2025, the underwriter exercised the over-allotment option in part to purchase an additional 357,622 Option Units of the Company (the “Over-Allotment Option”) at an offering price of $10.00 per Option Unit of the Company, generating gross proceeds of $3,576,220 which was deposited into the Trust Account. In addition, on April 9, 2025, the underwriter exercised the remaining portion of the Over-Allotment Option to purchase an additional 392,378 Option Units of the Company at an offering price of $10.00 per Option Unit, for gross proceeds of $3,923,780, which amount was deposited into the Trust Account.

Simultaneously with the issuance and sales of the Option Units, the Company completed a private placement sale of additional 13,348 units (the “Additional Private Units” and together with the Initial Private Units, collectively, the “Private Units”) to the Sponsor at a purchase price of $10.00 per Additional Private Unit, generating gross proceeds of $133,480, including the cancellation of $62,580 of indebtedness. In connection with the issuance and sales of the Option Units, the Company issued additional 30,000 Representative Shares to the Representative.

Pro forma adjustments to reflect the sales of the Option Units, the sales of the Additional Private Placement Units and the issuance of the additional 30,000 Representative Shares described above are as follows:

Pro Forma Entries		Debit	Credit
(a)	Cash held in Trust Account	$7,500,000
	Ordinary share		$75
	Additional paid-in capital		$7,499,925
	To record the sales of 750,000 Option Units at $10.00 per Unit

(b)	Cash held in Trust Account	$70,900
	Due to Sponsor	$62,584
	Ordinary shares		$1
	Additional paid-in capital		$133,483
	To record the sales of an additional 13,348 Additional Private Units at $10.00 per Unit

(c)	Additional paid-in capital	$368,666
	Cash held in Trust Account		$68,666
	Ordinary shares		$3
	Additional paid-in capital		$299,997
	To record the issuance of the 30,000 additional representative shares and payment of underwriters’ fee arising from the sales of Option Units

(d)	Ordinary shares	$75
	Additional paid-in capital	$6,806,888	-
	Ordinary share subject to possible redemption		$6,806,963
	To transfer ordinary shares subject to possible redemption to temporary equity

(e)	Over-allotment liability	$56,407
	Additional paid-in capital		$56,407
	To reverse over-allotment option liability

(f)	Accounts payable and accrued expenses	$38,329
	Prepaid expenses	$300,000
	Cash and cash equivalents		$338,329
	To record the payment of formation and operating costs, and prepayment of insurance policy

(g)	Formation and operating costs	$45,747
	Accounts payable and accrued expenses		$38,329
	Prepaid expenses		$7,418
	To record the operating costs and amortization of insurance policy

(h)	Cash and cash equivalents	$2,234
	Cash held in Trust Account		$2,234
	To record the transfer the cash out of Trust Account

F-4